Form of PSU Award Agreement

EXHIBIT 10.5

CLEANSPARK, INC.

2017 Incentive Award Plan

PERFORMANCE-BASED STOCK Unit Grant Notice

CleanSpark, Inc., a Nevada corporation (the “Company”), has granted to the participant listed below (“Participant”) the performance-based Stock Units (the “PSUs”) described in this Performance-Based Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the CleanSpark, Inc. 2017 Incentive Plan (as amended from time to time, the “Plan”) and the Performance-Based Stock Unit Agreement attached hereto as Exhibit A and the Vesting Schedule attached as Exhibit B (Exhibits A and B, collectively, the “Agreement”), all of which are incorporated into this Grant Notice by reference. Except as otherwise provided herein, capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:
Grant Date:	[________]
Vesting Start Date: Number of PSUs: Expiration:	[the Grant Date] [________] Perpetual/NA
Vesting Schedule:	Exhibit B

By accepting (whether in writing, electronically or otherwise) the PSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

CLEANSPARK, INC.	PARTICIPANT
By:
Name:	[________________________________________]
Title:

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Exhibit A

PERFORMANCE-BASED STOCK UNIT AGREEMENT

WHEREAS, the Company has granted the PSUs to Participant, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”); and

WHEREAS, in connection therewith, the parties desire to enter into this Performance-Based Stock Unit Agreement (together with the Vesting Schedule attached as Exhibit B hereto, collectively, this “Agreement”).

NOW, THEREFORE, the Company and Participant hereby agree as follows:

Article I.

general
1.1
Award of PSUs; Contingent on Shareholder Approval.
(a)
Each PSU represents the right to receive one share of Common Stock (“Share”), as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the PSUs have vested.
(b)
This award of PSUs is referred to herein as the “Award”. This Award is contingent upon approval by the shareholders of the Company of the reservation of an amount of Shares under the Plan that is sufficient to cover the number of PSUs listed in the Grant Notice.
1.2
Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. For clarity, (i) any terms of the Agreement that supplement, rather than create any inconsistency with, the terms of the Plan, and (ii) any terms of the Agreement that expressly supersede any terms of the Plan, in each case, shall constitute valid and enforceable terms of this Agreement and shall not be superseded by the Plan.
1.3
Unsecured Promise. The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
1.4
Definitions. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice, the Plan [or the Employment Agreement] (as specified). In addition, the following defined terms shall apply:
(a)
“Administrator” means the Compensation Committee of the Board..
(b)
“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
(c)
[“Employment Agreement” means that certain Employment Agreement by and between Participant and the Company, dated [_________]].
(d)
“Service” means Participant’s continued service [as an employee or officer, as applicable] OR [an employee, officer or director, as applicable] of the Company or any of its subsidiaries.

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Article II.

VESTING; forfeiture; SETTLEMENT
2.1
General Vesting. The PSUs will be earned and vest in connection with the achievement of the Performance Criteria (as defined in and as set forth in Exhibit B), subject to Participant’s continued Service through vesting, [except as otherwise provided in the Employment Agreement].
2.2
Forfeiture.
(a)
Except as may be otherwise provided in a written agreement between the Participant and the Company (and subject to the terms and conditions of any such agreement), if the Participant’s Service is terminated for any reason, any unvested PSUs shall automatically, without further action on the part of any person, be forfeited by the Participant.
(b)
In consideration of the grant of the PSUs hereunder, and further as a material inducement for the Company to enter into this Agreement with Participant and to grant Participant the PSUs, Participant hereby acknowledges and agrees that Participant shall continue to be bound by the Restrictive Covenants. [In addition, and without limiting anything set forth herein, the grant of the PSUs provided herein and Participant’s agreement to be bound by the Restrictive Covenants are intended to be mutually dependent promises, and in the event Participant materially breaches the Restrictive Covenants and fails to cure such breach within fifteen (15) days of written notice of such breach, then to the greatest extent permitted by Applicable Law (and except as otherwise determined by the Administrator): (i) PSUs that have not yet been settled (whether vested or unvested) automatically will be forfeited and terminated as of such breach without consideration therefor; (ii) any Shares issued upon settlement of the PSUs during the time period that is twelve (12) months prior to and twelve (12) months following Participant’s termination of Service that have not yet been sold or otherwise transferred or disposed of by Participant shall be forfeited back to the Company for no consideration; and (iii) if Participant received any Shares upon settlement of the PSUs during the time period that is twelve (12) months prior to and twelve (12) months following Participant’s termination of Service and subsequently sold or otherwise transferred or disposed of the received Share(s), any gain represented by the Fair Market Value of the Shares issued upon settlement of the PSUs on the settlement date multiplied by the number of Shares issued to Participant upon settlement of the PSUs shall be paid by Participant to the Company, in cash, without regard to any market price decrease or increase subsequent to the settlement of the PSUs.] The Participant hereby agrees that upon written request of the Administrator, and no later than [fifteen (15)] calendar days following the date of such request, Participant shall provide the Administrator with written, accurate information relating to Shares that have been sold, transferred or otherwise disposed of by the Participant within twelve (12) months prior to and twelve (12) months following Participants termination of Service, and with such other information requested by the Administrator relating to such sale, transfer or other disposition as the Administrator determines is necessary or appropriate for the Administrator to determine the extent to which the foregoing provisions of this Section 2.2 apply to the Participant or any Shares.
(c)
For purposes of this Agreement, “Restrictive Covenants” means the restrictions set forth in the Confidentiality, Non-Solicitation Non-Compete and Assignment of Inventions Agreement, as well as any other restrictive covenants to which Participant is bound pursuant to any written agreement with the Company or any of its subsidiaries.
2.3
Settlement.
(a)
The PSUs will be paid in Shares within thirty (30) days of vesting and in any event no later than the 15th day of the third month following the year in which the vesting date of the applicable

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PSU occurs (or, if earlier, the year in which the “substantial risk of forfeiture” (within the meaning of Section 409A) of the applicable PSU lapses), as determined pursuant to Section 2.1 or Exhibit B.
(b)
Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
Article III.

TAXATION AND TAX WITHHOLDING
3.1
Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2
Tax Withholding.
(a)
Subject to the provisions of this Section 3.2 and any Company insider trading policy (including blackout periods), payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof, as determined by the Participant, unless otherwise prohibited by the Administrator at its sole discretion:
(i)
Cash or check;
(ii)
In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery; or
(iii)
Delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator.
(b)
Unless the Administrator otherwise determines, the Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. [Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, payment of any withholding tax obligations with respect to the Award shall be satisfied by the Company withholding that number of shares of Common Stock that have otherwise be issued to Participant, having a Fair Market Value equal to Applicable Withholding Rate.]
(c)
The applicable tax withholding obligation will be determined based on Participant’s Applicable Withholding Rate. Notwithstanding the provisions of the Plan, Participant’s “Applicable

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Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater of (A) the minimum applicable statutory tax withholding rate or (B) the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction; or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that (x) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (y) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the PSUs under generally accepted accounting principles.
(d)
Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Company and its subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.
Article IV.

other provisions
4.1
Adjustments. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and/or termination in certain events as provided in this Agreement and the Plan.
4.2
Clawback. The Award and the Shares issuable hereunder shall be subject to any Company clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder. The Company and Participant acknowledge that this Section 4.2 is not intended to limit any clawback and/or disgorgement of the Award and/or the Shares issuable hereunder pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.
4.3
Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed as follows:

CleanSpark, Inc.

Attn: General Counsel

2370 Corporate Circle, Suite 160

Henderson, Nevada 89074

Notice to the Company may also be made to the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to his or her beneficiary or beneficiaries) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post

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office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6
Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8
Entire Agreement; Amendment. The Plan, the Grant Notice, this Agreement (including any exhibit hereto) [and the Employment Agreement] constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the PSUs without the prior written consent of Participant.
4.9
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.
4.11
Not a Contract of Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any subsidiary or interferes with or restricts in any way the rights of the Company and its subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a subsidiary and Participant.

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4.12
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

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Exhibit B

EARNED PSUS; VESTING SCHEDULE

Earned PSUs

As determined by the Administrator, except as otherwise provided in Section 2.1 of the Agreement, the PSUs will become “Earned PSUs”, as set forth in the table below.

“Closing Market Capitalization”	Number of Earned PSUs*
$[________]	[________]
$[________]	[________]

Certification

The Closing Market Capitalization shall be subject to certification by the Administrator.

Definitions

“Closing Market Capitalization” equals the Fair Market Value multiplied by the total number of the Company’s shares of common stock outstanding as reported in the most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. For the applicable Closing Market Capitalization to be satisfied, it must exceed the threshold for a period 15 consecutive trading days.

“Performance Criteria” means [as determined by the Administrator].

B-1

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